Exhibit 10.1
STANDSTILL AND BOARD NOMINATION AGREEMENT
     THIS STANDSTILL AND BOARD NOMINATION AGREEMENT (“Agreement”), dated as of December 17, 2009, is entered into by and between Valeant Pharmaceuticals International, a Delaware corporation (the “Company”), ValueAct Capital Master Fund, L.P., a British Virgin Islands limited partnership, VA Partners I, LLC, a Delaware limited liability company, ValueAct Capital Management, L.P., a Delaware limited partnership, ValueAct Capital Management, LLC, a Delaware limited liability company, ValueAct Holdings, L.P., a Delaware limited partnership, and ValueAct Holdings GP, LLC, a Delaware limited partnership (collectively, the “Stockholders”), and acknowledged and agreed to by Brandon B. Boze, as the initial Nominee (as defined below).
WITNESSETH:
     WHEREAS, one or more of the Stockholders is the beneficial owner of 17,775,903 shares of the common stock of the Company; and
     WHEREAS, the Company and the Stockholders desire to undertake the actions and agreements contained herein.
     NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, respective covenants and agreements of the parties contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto, intending to be legally bound hereby, agree as follows:
ARTICLE 1
TERM
1.1 Term
     The term of this Agreement (the “Term”) shall commence on the date of this Agreement and remain in full force and effect until the day after the annual meeting of stockholders of the Company in 2013 (or, if there is any adjournment or postponement thereof, such later date that the annual meeting is completed) (the “2013 Annual Meeting”), unless another date is established by mutual written agreement of the Company and the Stockholders.
ARTICLE 2
BOARD OF DIRECTORS
2.1 Director Nominee
     (a) Prior to the execution of this Agreement, the Stockholders have proposed Brandon B. Boze as the initial nominee of the Stockholders (the “Nominee”) to be appointed to the Company’s board of directors (the “Board”), and the Company has received the Nominee’s consent to serve as a director.

     (b) Concurrent with the execution and delivery of this Agreement, the Board has as of this date:
     (i) increased the size of the Board by one director and appointed Brandon B. Boze to serve as a director of the Company until the annual meeting of stockholders of the Company in 2010 (the “2010 Annual Meeting”), and
     (ii) approved the nomination of Brandon B. Boze for election as a director of the Company at the 2010 Annual Meeting to serve until the 2013 Annual Meeting, or until his earlier death, resignation, disqualification or removal.
     (c) The Company shall include the Nominee in the Board’s slate of nominees for election as a director in the proxy statement for the 2010 Annual Meeting, and use its reasonable best efforts to cause the election of the Nominee at the 2010 Annual Meeting to serve until the 2013 Annual Meeting, including without limitation, obtaining the Board’s recommendation that the Company’s stockholders vote in favor of the election of the Nominee at the 2010 Annual Meeting. The Stockholders agree to vote in favor of the Board’s slate of nominees for election as directors at the 2010 Annual Meeting; provided that such slate includes the Nominee.
     (d) Subject to applicable law and the rules of the New York Stock Exchange (the “Exchange”), if at any time during the Term a vacancy on the Board is created as a result of the Nominee’s death, resignation, disqualification or removal, or the nomination of the Nominee at the 2010 Annual Meeting is withdrawn for any reason, then the Stockholders and the Company (acting through the Board) shall work together in good faith to fill such vacancy or replace such nominee with an individual employed by, or a member or partner of, one the Stockholders or Representatives (as defined below) who meets the Conditions and is mutually acceptable to the Stockholders and the Company, and thereafter such individual shall serve and/or be nominated as the “Nominee” under this Agreement.
     (e) The Nominee will not be entitled to any compensation during the Term for service as a member of the Board or any committee of the Board. The Company will pay for, or reimburse the Nominee for, out-of-pocket expenses for attending meetings in connection with the Nominee’s service as a member of the Board or as a member of, or observer to, any committee of the Board.
2.2 FAC Observer
     (a) The Nominee shall be entitled to serve as an observer to the Finance and Audit Committee of the Board (the “FAC”), and, as an observer, shall be entitled to attend all meetings of the FAC and receive notice of, and materials for, all FAC meetings on the same basis as if the Nominee was serving as a member of the FAC; subject to any limitations or restrictions under the applicable requirements of the Securities and Exchange Commission and the Exchange.

2.3 Conditions
     (a) Notwithstanding anything to the contrary in this Agreement, the Nominee shall, at all times while serving on the Board, satisfy the following conditions as reasonably determined by the Board (such conditions referred to as the “Conditions”);
     (i) be “independent” as defined in the applicable rules of the Exchange;
     (ii) be qualified to serve as a director under the Delaware General Corporation Law, as amended; and
     (iii) acknowledge and agree to be bound by this Agreement with respect to the obligations of the Nominee.
     (b) Notwithstanding anything to the contrary in this Agreement, if at any time the Nominee ceases to satisfy any of the Conditions, the Stockholders shall promptly cause the Nominee to tender his resignation from the Board, which the Board may accept or reject.
     (c) If at any time the Nominee shall cease to be an employee, member or partner of the Stockholders, the Nominee shall, and the Stockholders shall promptly cause the Nominee to, tender his resignation from the Board, which the Board may accept or reject.
2.4 Nature of Rights
     Notwithstanding anything to the contrary in this Agreement, the rights and privileges set forth in this Article 2 shall be personal to the Stockholders and may not be transferred or assigned to any individual, corporation, partnership, limited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature (each, a “Person”).
2.5 Termination of the Company’s Obligations and Resignation of the Nominee
     Notwithstanding anything to the contrary in this Agreement, if, at any time, the Stockholders sell, transfer or otherwise dispose of any voting securities and immediately after taking such action the Stockholders cease to own twenty percent (20%) or more of the outstanding voting power of the Company, then upon notice from the Company to the Stockholders (which notice shall be given in the discretion of the Board), the obligations of the Company under Sections 2.1 and 2.2 shall immediately terminate, whereupon, if the Nominee is then serving as a director of the Company, then the Nominee shall, and the Stockholders shall promptly cause the Nominee to, resign from the Board. Notwithstanding the foregoing, any derivative, hedging or similar arrangement that has the effect of increasing the voting power or economic interest of the Stockholders in the Company’s voting securities shall not be given effect, so that the shares that are subject to such derivative, hedging or similar arrangement shall not be deemed as owned by the Stockholders for purposes of this Section 2.5.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES
3.1 Representations and Warranties of the Stockholders
     The Stockholders represent and warrant to the Company that:
     (a) one or more of the Stockholders is the registered and direct or indirect beneficial owner of an aggregate of 17,775,903 shares of the common stock of the Company;
     (b) each of the Stockholders is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to execute and deliver this Agreement;
     (c) this Agreement has been duly executed and delivered by the Stockholders;
     (d) this Agreement constitutes the valid and binding agreement of the Stockholders, enforceable against the Stockholders in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law), in each case now or hereafter in effect; and
     (e) the Nominee satisfies the Conditions.
3.2 Representations and Warranties of the Company
     The Company represents and warrants to the Stockholders that:
     (a) the Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute and deliver this Agreement;
     (b) this Agreement has been duly executed and delivered by the Company;
     (c) this Agreement constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law), in each case now or hereafter in effect; and
     (d) the actions contemplated by Sections 2.1 and 2.2 of this Agreement have been duly and validly authorized by all necessary corporate action and expressly approved by the Board.

ARTICLE 4
COVENANTS
4.1 Covenants of the Stockholders
     (a) Each of the Stockholders agrees with the Company that, during the Term, it shall, and shall cause each of its directors, officers, partners, members, employees, agents (acting in such capacity), directly or indirectly controlled investment funds and any Person in which the Stockholders and/or such funds beneficially own and/or exercise control or direction over, directly or indirectly, securities carrying more than fifty percent (50%) of the voting rights of such Person (collectively, “Representatives”) not to, in any manner, directly or indirectly, alone or in concert with others:
     (i) acquire, agree or seek to acquire or make any proposal or offer to acquire, or announce any intention to acquire, beneficially or otherwise, any securities of the Company or any securities convertible or exchangeable into or exercisable for any securities of the Company or any property, asset or business of the Company (other than securities issued pursuant to a plan established by the Board for members of the Board, a stock split, a stock dividend or similar corporate action initiated by the Company with respect to any securities beneficially owned by the Stockholders on the date of this Agreement), if in any such case, immediately after taking such action the Stockholders, together with their respective affiliates, would, in the aggregate own, beneficially or otherwise, thirty percent (30%) or more of the outstanding voting power of the Company; provided that, notwithstanding the foregoing, any derivative, hedging or similar arrangement that has the effect of decreasing the voting power or economic interest of the Stockholders in the Company’s voting securities shall not be given effect, so that the shares that are the subject of such derivative, hedging or similar arrangement shall be deemed as owned by the Stockholders for purposes of this subsection (i);
     (ii) seek representation on the Board, except as set forth herein;
     (iii) without the prior written consent of the Company (acting through the Board), knowingly sell, transfer or otherwise dispose of any voting securities of the Company to any Person or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) that owns (or will own upon consummation of such sale, transfer or other disposition), beneficially or otherwise, fifteen percent (15%) or more of the outstanding voting power of the Company;
     (iv) without the prior written consent of the Company (acting through the Board), on any single day, sell, transfer or otherwise dispose of more than five percent (5%) of the outstanding voting securities of the Company through the public markets;

     (v) request the Company or any of its representatives, directly or indirectly, to release any of the Stockholders from, amend or waive, or otherwise take any action that is inconsistent with any provision of this Agreement; and
     (vi) encourage, advise, assist or facilitate the taking of any actions by any other Person in connection with any of the foregoing.
     (b) Nothing in this Section 4.1 shall limit any actions that may be taken by the Nominee acting as a director of the Company consistent with his fiduciary duties to the Company’s stockholders.
4.2 Securities Laws
     The Stockholders acknowledge that the Stockholders are aware and that the Stockholders and the Stockholders’ Representatives have been advised that the United States securities laws prohibit any Person having non-public material information about a company from purchasing or selling securities of that company.
ARTICLE 5
GENERAL
5.1 Specific Performance
     The parties agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties are entitled to seek an injunction or to specific performance of the terms hereof in addition to any other remedies at law or in equity
5.2 Governing Law
     Each of the parties and their respective Representatives: (a) irrevocably and unconditionally consent and submit to the jurisdiction of the state and federal courts located in the State of Delaware for purposes of any action, suit or proceeding arising out of or relating to this Agreement; (b) agree that service of any process, summons, notice or document by U.S. registered mail to the address set forth at the end of this Agreement shall be effective service of process for any action, suit or proceeding brought against them; (c) irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement in any state or federal court located in the State of Delaware; and (d) irrevocably and unconditionally waive the right to plead or claim, and irrevocably and unconditionally agree not to plead or claim, that any action, suit or proceeding arising out of or relating to this Agreement that is brought in any state or federal court located in the State of Delaware has been brought in an inconvenient forum. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH

STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.
5.3 Assignment; Successors
     This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties and their respective successors. No party to this Agreement may assign its rights or delegate its obligations under this Agreement, whether by operation of law or otherwise.
5.4 Amendments; Waivers
     Subject to applicable law, this Agreement may only be amended pursuant to a written agreement executed by all the parties, and no waiver of compliance with any provision or condition of this Agreement and no consent provided for in this Agreement shall be effective unless evidenced by a written instrument executed by the party against whom such waiver or consent is to be effective. No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.
5.5 Notices
     All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given to a party if delivered in person or sent by overnight delivery (providing proof of delivery) to the party at the following addresses (or at such other address for a party as shall be specified by like notice) on the date of delivery, or if by facsimile, upon confirmation of receipt:

If to the Company:	Valeant Pharmaceuticals International One Enterprise Aliso Viejo, California 92656 Attention:General Counsel Telephone:(949) 461-6000 Facsimile:(949) 461-6609

If to the Stockholders or the Nominee:	ValueAct Capital Management, L.P. 435 Pacific Ave., 4th Floor San Francisco, CA 94920 Attention:General Counsel Telephone:(415) 362-3700 Facsimile:(415) 362-5727
5.6 Entire Agreement
     This Agreement constitutes the entire agreement of all the parties and supersedes any and all prior and contemporaneous agreements, memoranda, arrangements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.
5.7 Counterparts
     This Agreement may be executed in any number of counterparts (including by facsimile transmission), each of which shall be deemed to be an original, but all of which together shall constitute one binding agreement on the parties, notwithstanding that not all parties are signatories to the same counterpart.
     IN WITNESS WHEREOF, the parties have duly executed this Standstill and Board Nomination Agreement as of the date first above written.

Valeant Pharmaceuticals International
By:	/s/ J. Michael Pearson
	Name:	J. Michael Pearson
	Title:	Chairman and Chief Executive Officer

ValueAct Capital Master Fund, L.P., by VA Partners I, LLC, its General Partner
By:	/s/ George F. Hamel, Jr.
	Name:	George F. Hamel, Jr.
	Title:	Chief Operating Officer

VA Partners I, LLC
By:	/s/ George F. Hamel, Jr.
	Name:	George F. Hamel, Jr.
	Title:	Chief Operating Officer

ValueAct Capital Management, L.P., by ValueAct Capital Management, LLC, its General Partner
By:	/s/ George F. Hamel, Jr.
	Name:	George F. Hamel, Jr.
	Title:	Chief Operating Officer

ValueAct Capital Management, LLC
By:	/s/ George F. Hamel, Jr.
	Name:	George F. Hamel, Jr.
	Title:	Chief Operating Officer

ValueAct Holdings, L.P., by ValueAct Holdings GP, LLC, its General Partner
By:	/s/ George F. Hamel, Jr.
	Name:	George F. Hamel, Jr.
	Title:	Chief Operating Officer

ValueAct Holdings GP, LLC
By:	/s/ George F. Hamel, Jr.
	Name:	George F. Hamel, Jr.
	Title:	Chief Operating Officer

Acknowledged and Agreed to
as the Initial Nominee:
/s/ Brandon B. Boze

Brandon B. Boze